EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 2005 appearing in the Annual Report on Form 10-K of Poore Brothers Inc, for the fiscal year ended December 25, 2004.

DELOITTE & TOUCHE LLP

Phoenix, Arizona

August 3, 2005